  Metris Receivables, Inc.                             Metris Master Trust                         Monthly Report
  Certificateholder's Statement                        Series 1996-1                                        Aug-98
  Section 5.2                              Class A        Class B       Class C       Class D          Total

  (i)   Certificate Amount               483,466,666.67 87,500,000.00 50,000,000.00 44,500,000.00   665,466,666.67
  (ii)  Certificate Principal Distribut   34,533,333.33          0.00          0.00                  34,533,333.33
  (iii) Certificate Interest Distribute    2,784,250.00    495,833.33    279,930.67                   3,560,014.00
  (iv) Principal Collections              23,923,746.36  4,041,173.37  2,309,241.93  2,051,762.44    32,325,924.10
  (v)  Finance Charge Collections         10,401,341.47  1,756,983.36  1,003,990.49    891,890.09    14,054,205.41
         Recoveries                          145,615.61     24,597.23     14,055.56     12,509.45       196,777.85
         Interest Earned on Accounts               0.00          0.00          0.00          0.00             0.00
           Total Finance Charge Collect   10,546,957.08  1,781,580.59  1,018,046.05    904,399.54    14,250,983.26
          Total Collections               34,470,703.44  5,822,753.96  3,327,287.98  2,956,161.98    46,576,907.36
  (vi) Aggregate Amount of Principal Receivables                                                  3,133,103,751.92
         Invested Amount (End of Month)  483,466,666.67 87,500,000.00 50,000,000.00 44,500,000.00   665,466,666.67
         Floating Allocation Percentage     15.4309179%    2.7927578%    1.5958616%    1.4203168%      21.2398541%
         Invested Amount (Beginning of   518,000,000.00 87,500,000.00 50,000,000.00 44,500,000.00   700,000,000.00
         Average Daily Invested Amount                                                              699,930,932.74
  (vii)  Receivable Delinquencies (As a % of Total Receivables)
         Current                                                                           85.01% 2,783,852,868.66
         30 Days to 59 Days (1 to 29 Days Contractually Delinquent)                         6.70%   219,497,225.47
         60 Days to 89 Days (30 to 59 Days Contractually Delinquent)                        2.61%    85,475,814.19
         90 Days and Over (60+ Days Contractually Delinquent)                               5.68%   186,036,907.14
          Total Receivables                                                               100.00% 3,274,862,815.46
  (viii) Aggregate Investor Default Amount                                                            6,956,484.74
           As a % of Average Daily Invested Amount  (Annualized based on 365 days/year)                     11.70%
  (ix)  Charge-Offs                                0.00          0.00          0.00          0.00             0.00
  (x)   Servicing Fee                                                                                 1,189,041.10
  (xi)  Pool Factor                           1.0000000     1.0000000     1.0000000
  (xii) Unreimbursed Reallocated Principal Collections           0.00          0.00          0.00             0.00
  (xiii) Excess Funding Account Balance                                                                       0.00
           Prefunding Account Balance                                                                         0.00

  (xiv) Specified Class C Reserve Amount                                                             17,500,000.00
           Class C Reserve Account Balance                                                           17,500,000.00
           Class C Trigger Event Occurrence                                                             No
  Average Net Portfolio Yield                                                                             12.2708%
  Base Rate                                                                                                8.4852%
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